Exhibit 99.1

For Immediate Release	Contacts:	Investors:

David F. Kirby
Hudson Highland Group
212-351-7216
david.kirby@hhgroup.com

Media:

Sarah Kafenstok
Hudson
312-795-4202
sarah.kafenstok@hudson.com

Hudson Highland Group Reports

2006 Fourth Quarter and Full-Year Results

NEW YORK, NY – February 7, 2007 – Hudson Highland Group, Inc. (Nasdaq: HHGP), a leading provider of permanent recruitment, contract professionals and talent management services worldwide, today announced financial results for the fourth quarter and full year ended December 31, 2006.

2006 Fourth Quarter Highlights

•	Revenue from continuing operations of $341.6 million, an increase of 1.2 percent from $337.4 million for the fourth quarter of 2005

•	Gross margin from continuing operations of $127.6 million, or 37.4 percent of revenue, an increase of 9.6 percent from $116.5 million, or 34.5 percent of revenue, for the fourth quarter of 2005

•	Adjusted EBITDA from continuing operations of $15.6 million, or 4.6 percent of revenue, compared with $4.5 million, or 1.3 percent of revenue, for the fourth quarter of 2005

•	EBITDA from continuing operations of $12.0 million, or 3.5 percent of revenue, compared with $4.5 million, or 1.3 percent of revenue, for the fourth quarter of 2005

•

Income from continuing operations of $5.0 million, or $0.20 per basic share and diluted share, compared with a loss of ($0.2) million, or ($0.01) per basic and diluted share, for the fourth quarter of 2005

•	Net income of $23.7 million, or $0.96 per basic share and $0.94 per diluted share, compared with net income of $1.8 million, or $0.07 per basic and diluted share, for the fourth quarter of 2005

2006 Full-Year Highlights

•	Revenue from continuing operations of $1.4 billion, an increase of 0.5 percent from $1.4 billion for 2005

•	Gross margin from continuing operations of $493.0 million, or 35.9 percent of revenue, an increase of 3.3 percent from $477.2 million, or 34.9 percent of revenue, for 2005

•	Adjusted EBITDA from continuing operations of $31.8 million, or 2.3 percent of revenue, an increase of 48.4 percent from $21.4 million, or 1.6 percent of revenue, for 2005

•	EBITDA from continuing operations of $25.3 million, or 1.8 percent of revenue, an increase of 20.9 percent from $21.0 million, or 1.5 percent of revenue, for 2005

•	Loss from continuing operations of ($0.1) million, or ($0.00) per basic and diluted share, compared with a loss of ($3.9) million, or ($0.17) per basic and diluted share, for 2005

•	Net income of $20.5 million, or $0.84 per basic and diluted share, compared with net income of $0.8 million, or $0.04 per basic and diluted share, for 2005

“The year was highlighted by continued profitability improvement in Europe and Asia Pacific,” said Jon Chait, chairman and chief executive officer. “While North America began recovering in the second half of 2006, we expect more progress in this region in the year ahead.”

“Hudson continued to improve operating leverage in 2006, particularly in Europe and Asia Pacific,” said Mary Jane Raymond, executive vice president and chief financial officer. “The sale of Highland Partners allowed us the freedom to take more aggressive restructuring actions which we believe will make our cost structure more efficient in 2007 and the longer term.”

Results for 2006 include previously disclosed reductions to income of $0.6 million and $0.9 million that the company recorded and reported in the second quarter of 2006. The company recently received a comment letter from the U.S. Securities and Exchange Commission as to whether such reductions should instead be recorded in an earlier year. The company expects to discuss the comments with the staff of the Commission.

Sale of Highland Partners

Effective on October 1, 2006, the company completed the sale of its Highland Partners executive search business to Heidrick & Struggles International, Inc. The gain on sale of $20.4 million was included in the fourth quarter financial statements as income from discontinued operations. Highland Partners EBITDA for full year 2006 totaled $2.9 million, compared to $4.2 million in 2005, which are part of discontinued operations for all periods.

Guidance

The company currently expects first quarter 2007 revenue of $330-$345 million at prevailing exchange rates and adjusted EBITDA of $3 million. Restructuring charges are expected to range between $3-$4 million. This compares with revenue of $327 million and an adjusted EBITDA loss of $3.6 million in the first quarter of 2006.

Conference Call / Webcast

Hudson Highland Group will conduct a conference call tomorrow Thursday, February 8, 2007 at 9:00 AM EST to discuss this announcement. Individuals wishing to participate can join the conference call by dialing 1-800-374-1532 followed by the participant passcode 6067406 at 8:50 AM EST. For those outside the United States, please call in on 1-706-634-5594 followed by the participant passcode 6067406. Hudson Highland Group’s quarterly conference call can also be accessed online through Yahoo! Finance at www.yahoo.com and the investor information section of the company’s website at www.hhgroup.com.

About Hudson Highland Group

Hudson Highland Group, Inc. is a leading provider of permanent recruitment, contract professionals and talent management services worldwide. From single placements to total outsourced solutions, Hudson helps clients achieve greater organizational performance by assessing, recruiting, developing and engaging the best and brightest people for their businesses. The company employs more than 3,600 professionals serving clients and candidates in more than 20 countries. More information is available at www.hhgroup.com.

Safe Harbor Statement

This press release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including those under the caption “Guidance” and other statements regarding the company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to, the impact of global economic fluctuations on temporary contracting operations; the cyclical nature of the company’s mid-market professional staffing businesses; the company’s ability to manage its growth; risks associated with expansion; risks and financial impact associated with disposition of non-strategic assets; the company’s reliance on information systems and technology; competition; fluctuations in operating results; risks relating to foreign operations, including foreign currency fluctuations; dependence on highly skilled professionals and key management personnel; risks maintaining professional reputation and brand name; restrictions imposed by blocking arrangements; exposure to employment-related claims, and limits on insurance coverage related thereto; government regulations; restrictions on the company’s operating flexibility due to the terms of its credit facility; risks associated with the remediation work being performed on the company’s PeopleSoft system; and the company’s ability to maintain effective internal control over financial reporting. Additional information concerning these and other factors is contained in the company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release. The company assumes no obligation, and expressly disclaims any obligation, to review or confirm analysts’ expectations or estimates or to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Financial Tables Follow

HUDSON HIGHLAND GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2006(1)	2005(1,2)	2006(1)	2005(1,2)
Revenue	$341,595	$337,393	$1,371,907	$1,365,449
Direct costs	213,953	220,926	878,874	888,251

Gross margin	127,642	116,467	493,033	477,198
Operating expenses:
Selling, general and administrative	112,081	111,938	461,280	455,807
Depreciation and amortization	8,291	4,381	20,372	17,058
Business reorganization expenses	3,301	81	6,048	511
Merger and integration expenses (recoveries)	287	(35)	373	(70)

Total operating expenses	123,960	116,365	488,073	473,306
Operating income	3,682	102	4,960	3,892
Other income (expense):
Interest, net	173	(553)	(1,641)	(1,680)
Other, net	(598)	559	1,171	(984)

Income from continuing operations before income taxes	3,257	108	4,490	1,228
Provision for (benefit from) income taxes	(1,700)	266	4,544	5,115

Income (loss) from continuing operations	4,957	(158)	(54)	(3,887)
Income from discontinued operations, net of income taxes	18,746	1,970	20,603	4,731

Net income	$23,703	$1,812	$20,549	$844

Basic income (loss) per share:
Income (loss) from continuing operations	$0.20	$(0.01)	$(0.00)	$(0.17)
Income from discontinued operations	0.76	0.08	0.84	0.21

Net income	$0.96	$0.07	$0.84	$0.04

Diluted income (loss) per share:
Income (loss) from continuing operations	$0.20	$(0.01)	$(0.00)	$(0.17)
Income from discontinued operations	0.74	0.08	0.84	0.21

Net income	$0.94	$0.07	$0.84	$0.04

Weighted average shares outstanding
Basic	24,668,000	24,103,000	24,471,000	22,295,000
Diluted	25,346,000	24,103,000	24,471,000	22,295,000

(1)	Note – 2006 and 2005 financial statements have been adjusted to reflect the Highland Partners segment as a discontinued operation. The sale of Highland Partners was completed effective on October 1, 2006.
(2)	Note – 2005 financial statements have been adjusted for the Company’s adoption of SFAS 123R using the modified retrospective method. The comparable operating expenses for the three months ended December 31, 2006 and 2005 were $673 and $911, respectively, and for the year ended December 31, 2006 and 2005 were $4,545 and $4,182, respectively. The comparable operating expenses for the Highland Partners discontinued operations for the three months ended December 31, 2006 and 2005 were $90 and $66, respectively, and for the year ended December 31, 2006 and 2005 were $263 and $286, respectively.

HUDSON HIGHLAND GROUP, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31, 2006 (1)	December 31, 2005 (1,2)
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$44,649	$34,108
Accounts receivable, net	218,722	222,055
Prepaid and other	16,617	13,593
Current assets of discontinued operations	118	10,764

Total current assets	280,106	280,520
Intangibles, net	37,612	30,989
Property and equipment, net	28,105	30,047
Other assets	5,045	4,537
Non-current assets of discontinued operations	—	2,323

Total assets	$350,868	$348,416

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,075	$24,124
Accrued expenses and other current liabilities	133,680	125,524
Credit facility and current portion of long-term debt	238	32,544
Accrued business reorganization expenses	4,544	3,411
Accrued merger and integration expenses	656	663
Current liabilities of discontinued operations	1,094	16,495

Total current liabilities	164,287	202,761
Other non-current liabilities	8,241	5,948
Accrued business reorganization expenses, non-current	1,982	2,171
Accrued merger and integration expenses, non-current	819	1,010
Long-term debt, less current portion	235	478
Non-current liabilities of discontinued operations	2,275	2,951

Total liabilities	177,839	215,319

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized; issued: 24,957,732 and 24,340,462 shares, respectively	25	24
Additional paid-in capital	427,645	416,448
Accumulated deficit	(298,344)	(317,956)
Accumulated other comprehensive income—translation adjustments	43,934	34,811
Treasury stock, 15,798 shares	(230)	(230)

Total stockholders’ equity	173,030	133,097

	$350,869	$348,416

(1)	Note – 2006 and 2005 financial statements have been adjusted to reflect the Highland Partners segment as a discontinued operation. The sale of Highland Partners was completed effective on October 1, 2006.
(2)	Note – 2005 financial statements have been adjusted for the Company’s adoption of SFAS 123R using the modified retrospective method.

HUDSON HIGHLAND GROUP, INC.

SEGMENT ANALYSIS

(in thousands)

(unaudited)

For the Three Months Ended December 31, 2006 (1)	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate	Total
Revenue	$112,399	$119,414	$109,782	$—	$341,595

Gross margin	$29,458	$57,174	$41,010	$—	$127,642

Adjusted EBITDA (2)	$4,164	$8,859	$8,084	$(5,546)	$15,561
Business reorganization expenses	327	2,162	666	146	3,301
Merger and integration expenses (recoveries)	325	—	(38)	—	287

EBITDA (2)	3,512	6,697	7,456	(5,692)	11,973
Depreciation and amortization	2,504	1,975	886	2,926	8,291

Operating income (loss)	$1,008	$4,722	$6,570	$(8,618)	$3,682

For the Three Months Ended December 31, 2005 (1,3)	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate	Total
Revenue	$117,470	$117,282	$102,641	$—	$337,393

Gross margin	$30,262	$49,917	$36,288	$—	$116,467

Adjusted EBITDA (2)	$4,600	$3,432	$4,654	$(8,157)	$4,529
Business reorganization expenses	—	38	43	—	81
Merger and integration (recoveries)	—	—	(35)	—	(35)

EBITDA (2)	4,600	$3,394	4,646	(8,157)	4,483
Depreciation and amortization	1,471	1,828	927	155	4,381

Operating income (loss)	$3,129	$1,566	$3,719	$(8,312)	$102

(1)	Note – 2006 and 2005 financial statements have been adjusted to reflect the Highland Partners segment as a discontinued operation. The sale of Highland Partners was completed effective on October 1, 2006.
(2)	Non-GAAP earnings before interest, income taxes, special charges, other non-operating expense, and depreciation and amortization (“Adjusted EBITDA”) and non-GAAP earnings before interest, income taxes, other non-operating expense, and depreciation and amortization (“EBITDA”) are presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted EBITDA and EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, adjusted EBITDA and EBITDA as presented above may not be comparable with similarly titled measures reported by other companies. Amortization for 2006 includes accelerated amortization expense related to changes in estimates and valuations.
(3)	Note – 2005 financial statements have been adjusted for the Company’s adoption of SFAS 123R using the modified retrospective method.

HUDSON HIGHLAND GROUP, INC.

SEGMENT ANALYSIS

(in thousands)

(unaudited)

For the Year Ended December 31, 2006 (1)	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate	Total
Revenue	$457,654	$477,489	$436,764	$—	$1,371,907

Gross margin	$109,955	$217,887	$165,191	$—	$493,033

Adjusted EBITDA (2)	$(987)	$27,363	$33,078	$(27,701)	$31,753
Business reorganization expenses	1,797	2,684	874	693	6,048
Merger and integration expenses (recoveries)	410	1	(38)	—	373

EBITDA (2)	(3,194)	24,678	32,242	(28,394)	25,332
Depreciation and amortization	6,453	7,309	3,192	3,418	20,372

Operating income (loss)	$(9,647)	$17,369	$29,050	$(31,812)	$4,960

For the Year Ended December 31, 2005 (1,3)	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate	Total
Revenue	$446,949	$481,623	$436,877	$—	$1,365,449

Gross margin	$114,414	$204,439	$158,345	$—	$477,198

Adjusted EBITDA (2)	$13,596	$15,521	$29,694	$(37,420)	$21,391
Business reorganization expenses (recoveries)	510	(42)	43	—	511
Merger and integration (recoveries)	(35)	—	(35)	—	(70)

EBITDA (2)	13,121	15,563	29,686	(37,420)	20,950
Depreciation and amortization	5,217	4,771	6,501	569	17,058

Operating income (loss)	$7,904	$10,792	$23,185	$(37,989)	$3,892

(1)	Note – 2006 and 2005 financial statements have been adjusted to reflect the Highland Partners segment as a discontinued operation. The sale of Highland Partners was completed effective on October 1, 2006.
(2)	Non-GAAP earnings before interest, income taxes, special charges, other non-operating expense, and depreciation and amortization (“Adjusted EBITDA”) and non-GAAP earnings before interest, income taxes, other non-operating expense, and depreciation and amortization (“EBITDA”) are presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted EBITDA and EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, adjusted EBITDA and EBITDA as presented above may not be comparable with similarly titled measures reported by other companies. Amortization for 2006 includes accelerated amortization expense related to changes in estimates and valuations.
(3)	Note – 2005 financial statements have been adjusted for the Company’s adoption of SFAS 123R using the modified retrospective method.

HUDSON HIGHLAND GROUP, INC.

HIGHLAND PARTNERS SEGMENT ANALYSIS

(in thousands)

(unaudited)

Effective October 1, 2006, the Company completed the sale (the “Sale”) of its Highland Partners executive search business (“Highland”) to Heidrick & Struggles International, Inc. (“Heidrick”). Pursuant to the Sale, Heidrick purchased substantially all of the assets and assumed certain on-going liabilities and obligations of Highland. The Company reported a pre-tax gain of $20.4 million from the Sale in the fourth quarter of 2006, from cash proceeds of $36.6 million, less $1.8 million post-closing net working capital adjustments, $9.55 million in payments to certain partners of Highland in consideration for providing assistance in completing the sale, entering into employment agreements with Heidrick and providing the Company with a general release from liability, and other direct costs incurred in connection with the transaction. The Company may receive up to an additional $15.0 million from Heidrick at future dates, subject to the achievement of certain future revenue metrics in 2007 and 2008 by Highland. Highland was a separate reportable segment of the Company. As a result of the Sale, the Company has classified the results of operations of Highland as a discontinued operation.

Reported results for the Highland segment by period were as follows:

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Revenue	$—	$16,574	$44,419	$62,827

Gross margin	$—	$15,922	$41,762	$59,733

EBITDA (a)	$(950)	$1,665	$2,861	$4,166
Depreciation and amortization	66	331	920	1,354

Operating income	$(1,016)	$1,334	$1,941	$2,812

1)	Non-GAAP earnings before interest, income taxes, other non-operating expense, and depreciation and amortization (“EBITDA”) are presented to provide additional information about the Company’s operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company’s profitability or liquidity. Furthermore, EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.